SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 28, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                    000-50413                    87-0217252
           (Commission File Number) (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 23, 2004, Advantage Capital Development Corp issued a press release announcing that its first portfolio company, Global IT Holdings Inc. has completed a $3 million acquisition of the assets of Platinum IT Consulting and its associated company Parker Clark Data Processing. The two profitable companies, which have served the New York and New Jersey markets for 25 years, have combined annual revenues in excess of $5 million. The acquisition included investments from Advantage Capital and another institutional fund as well as asset based financing.

The Company recently announced it had received a fifteen (15%) percent equity stake in Global IT Holdings as part of an investment made into Global in the form of a $500,000 senior secured debenture. Global's business plan calls for the acquisition of IT staffing companies with good name recognition in their respective markets and a history of profitability. With IT capital budgets becoming more bottom line oriented in corporate America combined with the growing movement to outsource these functions there is exceptional growth opportunities for those companies that can capitalize on this trend. The Company believes that this is the type of investment which will create long-term value for its shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

NUMBER   EXHIBIT
------   -------

10.1     Press Release


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADVANTAGE CAPITAL
                                        DEVELOPMENT CORP.

                                        By: /s/ Jeff Sternberg
                                            -------------------------
                                            Jeff Sternberg, President

September 28, 2004